                                                                    EXHIBIT 99.1

                        AMERICAN CLAIMS EVALUATION, INC.
                  REPORTS THIRD QUARTER AND NINE MONTH RESULTS

JERICHO, NY, February 13, 2006: American Claims Evaluation, Inc. (NASDAQ:AMCE)
announced revenues of $867,060 and a net loss of $263,013 ($.05 net loss per share) for the nine month period ended December 31, 2005 as compared to revenues of $858,651 and a net loss of $377,890 ($.08 net loss per share) for the nine months ended December 31, 2004.

                                                 Three Months Ended              Nine Months Ended
                                           -----------------------------    --------------------------
                                              12/31/05       12/31/04          12/31/05     12/31/04
                                           -------------- --------------    ------------  ------------
                                                    (Unaudited)                     (Unaudited)

Revenues                                    $  278,149         $284,534        $867,060      $858,651

Operating loss                                (138,900)        (145,517)       (470,335)     (455,249)

Loss before income tax expense                 (60,000)        (105,776)       (263,013)     (374,890)

Net loss                                    $  (60,000)      $ (106,776)     $ (263,013)   $ (377,890)

Net loss per share - basic                  $    (0.01)      $    (0.02)     $    (0.05)   $    (0.08)
                                           ============== ==============    ============  ============
Net loss per share - diluted                $    (0.01)      $    (0.02)     $    (0.05)   $    (0.08)
                                           ============== ==============    ============  ============
Weighted average shares - basic              4,768,967        4,859,800       4,805,078     4,726,467
Weighted average shares - diluted            4,768,967        4,859,800       4,805,078     4,726,467

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM
Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer,
American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753;
telephone number (516) 938-8000.

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